UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SILVER BAY REALTY TRUST CORP.

(Exact name of registrant as specified in its charter)

Maryland	90-0867250
(State of incorporation or organization)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 250 Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):  333-183838

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s registration statement on Form S-11 (File No. 333-183838), as amended, originally filed with the Securities and Exchange Commission on September 11, 2012, under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SILVER BAY REALTY TRUST CORP.

Date: December 7, 2012	By:	/s/ Christine Battist
Christine Battist
Chief Financial Officer